                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-62261) and in post effective amendment No. 2 on Form S-3 to the registration statement on Form SB-2 (File No. 333-20187) of Univec, Inc. and Subsidiary, of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 17, 1998, on our audits of the consolidated financial statements of Univec, Inc. and Subsidiary as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report appears in Amendment No. 3 to the Annual Report of Univec, Inc. on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in said registration statements.




                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------------
                                            PricewaterhouseCoopers LLP



Melville, New York
December 8, 1998